                                                                    EXHIBIT 10.1

                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT ("AGREEMENT"), dated as of April 24, 2003, is by and among ARI Network Services, Inc., a Wisconsin corporation, with headquarters located at 11425 West Lake Park Drive, Milwaukee, Wisconsin 53224 (the "COMPANY"), ARI Network Services Partners, with headquarters located at 1000 Fort Salonga Road, Northport, New York 11768, Dolphin Offshore Partners, LP, with headquarters located at 1000 Fort Salonga Road, Northport, New York 11768, and SDS Merchant Fund, LP, with headquarters located at 1000 Fort Salonga Road, Northport, New York 11768 (hereinafter collectively referred to as the "BUYERS").

                                    WHEREAS:

RGC International Investors, LDC, a Cayman Islands corporation ("RGC"), pursuant to that certain Securities Purchase Agreement, dated April 25, 2000, by and between the Company and RGC (the "SECURITIES PURCHASE AGREEMENT"), (i) purchased for an aggregate purchase price of Four Million Dollars ($4,000,000) (a) a convertible debenture of the Company in the aggregate principal amount of Four Million Dollars ($4,000,000) (the "DEBENTURE"), convertible into shares of common stock, $.001 par value per share, of the Company (the "COMMON STOCK"),
(b) a warrant to purchase Six Hundred Thousand (600,000) shares of Common Stock (the "WARRANT") and (c) an investment option to purchase Eight Hundred Thousand (800,000) shares of Common Stock (the "INVESTMENT OPTION"), and (ii) entered into a certain Registration Rights Agreement, dated April 25, 2000, with the Company (the "REGISTRATION RIGHTS AGREEMENT") and the Company issued an irrevocable authorization and direction, dated April 25, 2000 ("IRREVOCABLE AUTHORIZATION") to American Stock Transfer Trust Company (the "TRANSFER AGENT") with respect thereto.

         A. Pursuant to a Securities Transfer Agreement dated as of September 27, 2002, among RGC and the Buyers (the "SECURITIES TRANSFER AGREEMENT"), the Buyers purchased from RGC, and RGC assigned and sold to the Buyers, the Debenture, the Warrants and the Registration Rights Agreement and the rights of RGC thereunder (the Debenture, the Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement are hereinafter collectively referred to as the "INVESTMENT DOCUMENTS").

         B. Certain claims have been asserted and certain suits have been filed by ARI against RGC relating to actions taken by RGC in connection with the Securities Transfer Agreement (the "RGC CLAIMS").

         C. On April 16, 2003, the Company and the Buyers entered into a Settlement Agreement, pursuant to which the parties agreed to the material terms of a transaction pursuant to which (i) the Buyers will (a) transfer and assign to the Company all of Buyers' right, title and interest in and to the Investment Documents and the Securities Transfer Agreement and (b) assign to the Company all claims, suits, rights and causes of action, if any, that the Buyers have against RGC, Rose Glen, Capital Management, LP, RGC General Partner Corp. and their affiliates relating directly or indirectly to the Securities Transfer Agreement or the RGC Claims, and (ii) as consideration therefore, the Company will (a) pay to or as directed by the Buyers the aggregate sum of $500,000 on the date hereof; (b) issue to or as directed by the Buyers promissory notes in the aggregate principal amount of $3,900,000; and (c) issue to or as directed by the Buyers warrants to purchase an aggregate of 250,000 shares of Common Stock.

         D. The Company and the Buyers wish to provide in this Agreement for the transactions described in the foregoing Paragraph C.

         E. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration under the Securities Act of 1933, as amended (the "1933 ACT") or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

                  a.       PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                  b. TRANSFER OF INVESTMENT DOCUMENTS AND RIGHTS THEREUNDER; ASSIGNMENT. Subject to Section 1(c), below, by and upon the signing of this Agreement and the payment by the Company of the consideration therefor as recited in Section 1(b), below, the Buyers hereby (i) irrevocably transfer and assign to the Company any and all of their collective, and each and all of their individual, right, title and interest in and to the Investment Documents and the Securities Transfer Agreement and (ii) assign all of their collective and individual claims, suits, rights and causes of action that the Buyers have against RGC, Rose Glen Capital Management, LP, RGC General Partner Corp. or their affiliates relating directly or indirectly to the Securities Transfer Agreement or the RGC Claims. To give further effect to the foregoing, at the Closing (as hereinafter defined), the Buyers shall do all of the following:

                           i. Surrender Investment Documents. Assign and surrender to the Company each of the original Debenture, the three Debenture assignment agreements from RGC, the original Warrant, the three assignment agreements from RGC and deliver such forms of assignment as reasonably requested by the Company and such evidence of assignments as is reasonably acceptable to the Company;

                           ii. Surrender and Assignment of Securities Purchase Agreement and Securities Transfer Agreement. Assign to the Company all of their collective and individual rights under the Securities Purchase Agreement, the other Investment Documents and the Securities Transfer Agreement (which assignment shall occur automatically upon signing of this Agreement) to the Company; and

                           iii. Assignment of RGC Claims. Execute and deliver to the Company an assignment of their collective and individual claims, suits, rights and causes of action against RGC, Rose Glen Capital Management, LP, RGC General Partner Corp. or their affiliates relating directly or indirectly to the Securities Transfer Agreement or the RGC Claims in the form attached hereto as EXHIBIT C (the "ASSIGNMENT").

                           iv. Execution of New Notes and New Warrants. Execute, each for its own part, the New Note (hereinafter defined) and the New Warrant (hereinafter defined) issued thereto and cause each "Holder" (as therein defined) to execute for its own part the New Note and the New Warrant issued thereto in accordance with Schedules II and III hereto.

PAYMENT OF CONSIDERATION BY COMPANY. At the Closing (as hereinafter defined), the Company shall do all of the following:

                           i. Payment. Pay to each Buyer and to each Person listed on SCHEDULE I attached hereto (hereinafter a "PAYEE") the amount (aggregating Five Hundred Thousand and 00/100 dollars) set forth opposite such Payee's name in
                  SCHEDULE I.

                           ii. Issue New Notes. Issue a promissory note in the form attached hereto as EXHIBIT A to each "Holder" (as defined therein) in the principal amount (aggregating Three Million Nine Hundred and 00/100 Dollars ($3,900,000.00)) set forth opposite such Holder's name in SCHEDULE II attached hereto. Such promissory notes are hereinafter referred to individually as a "NEW NOTE" and collectively as the "NEW NOTES". The New Notes will have quarterly principal payments due (i) on March 31, 2004 through December 31, 2005 in the amounts set forth on SCHEDULE II A and (ii) on March 31, 2006 and thereafter until the New Notes are paid in full in the amounts set forth on SCHEDULE II B.

                           iii. Issue New Warrants. Issue a warrant in the form attached hereto as EXHIBIT B to each "Holder" (as defined therein) representing the right to purchase the number of shares of Common Stock (aggregating Two Hundred Fifty Thousand (250,000) shares) set forth opposite such Holder's name in
                  SCHEDULE III attached hereto. Such warrants are hereinafter referred to individually as a "NEW WARRANT" and collectively as the "NEW WARRANTS".

                           iv. Payment of Legal Expenses. Pay the sum of Seventy Five Thousand and 00/100 Dollars ($75,000.00) for certain legal expenses of the Buyers as set forth in Section 4.b.

                  c. NO RELEASE OF RGC CLAIMS. Notwithstanding any implication or provision to the contrary contained herein, the Company does not release, surrender, waive or abandon any claims, rights, obligations or rights of action (including, but not limited to, the RGC Claims) that the Company may have (or may obtain as a result of the Assignment) against RGC, Rose Glen Capital Management, LP, RGC General Partner Corp. or their affiliates.

                  d. CLOSING DATE. The consummation of the transactions contemplated by this Agreement (the "CLOSING DATE") shall be on April 24, 2003, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Whyte Hirschboeck Dudek S.C., 111 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin, or at such other location as may be agreed to by the parties.

                  e. NOTICE TO TRANSFER AGENT. The parties agree (a) that the furnishing of a copy of this Agreement to the Transfer Agent shall constitute notice to the Transfer Agent of the revocation of any instructions inconsistent with this Agreement, and (b) to promptly sign and deliver to the Transfer Agent such further documents as may be required by the Transfer Agent to effect the same. The parties agree that the Transfer Agent will be issued new instructions consistent with the provisions of this Agreement and the New Warrants.

                  f. BUYERS' REPRESENTATIONS AND WARRANTIES. The Buyers (and each of them) jointly and severally represent and warrant to the Company that:

                  a. AUTHORIZATION; ENFORCEMENT. The execution and delivery thereby of this Agreement, the New Notes, the New Warrants and the Assignment have been duly and validly authorized by each of the Buyers and, in the case of each New Notes and New Warrants issued to a "Holder" (as defined therein) other than the Buyers, has been duly and validly authorized by each of such Holders. This Agreement, the New Notes, the New Warrants and the Assignment have been duly executed and delivered on behalf of each of the Buyers and, in the case of each New Notes and New Warrants issued to a "Holder" (as defined therein) other than the Buyers, has been duly and validly executed and delivered on behalf of each of such Holders. This Agreement, the New Notes, the New Warrants and the Assignment constitutes the valid and binding agreement of each of the Buyers (and, in the case of each New Note and New Warrant issued to a "Holder" (as defined therein) other than the Buyers, constitutes the valid and binding agreement of each of such Holders) enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

                  b. TITLE AND OWNERSHIP. Pursuant to the Securities Transfer Agreement, the Buyers purchased from RGC, and RGC assigned and sold to the Buyers, the Investment Documents subject to the right, title and interest, if any, of the Company in such Investment Documents. To the extent that such right, title and interest was transferred to them pursuant to the Securities Transfer Agreement: (i) the Buyers are the beneficial owners of all right, title and interest in and to the Investment Documents and (ii) at the Closing will deliver to the Company good and marketable title to the Investment Documents, free and clear of all liens, security interests, claims, charges, equities and encumbrances of any kind whatsoever. Prior to acquisition of the Investment Documents, Buyers had no knowledge of the arrangements the Company had made to purchase the Investment Documents from RGC or the Company's understanding that it had an agreement with RGC for such a purchase.

                  g. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyers that:

ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                  h. AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the New Notes and the New Warrants and to consummate the transactions contemplated hereby and thereby and to issue and deliver the New Notes and the New Warrants, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the New Notes and the New Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required (other than consent and authorization relating to a seat on the Company's Board of Directors), (iii) this Agreement, the New Notes and the New Warrants have been duly executed and delivered by the Company, and
(iv) this Agreement constitutes, and upon execution and delivery by the Company of the New Notes and the New Warrants, such instruments will constitute, a legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

                  i.       COVENANTS.

RULE 144 TACKING. The Company will not challenge Buyers' position that the Buyers' holding period of the New Warrants should be tacked onto the previous period RGC and the Buyers held the Warrant for purposes of Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144") and that, as a result, the holding period for the New Warrant commenced on April 27, 2000. The Company will not challenge Buyers' position that the Buyers' holding period of the shares of Common Stock issuable upon exercise of or otherwise pursuant to the New Warrant ("WARRANT SHARES") should be tacked to the holding period of the New Warrant and the Warrant for purposes of Rule 144, provided each New Warrant is exercised in accordance with paragraph 1(i) or (ii) of the New Warrant. The Company further agrees that it will take reasonable actions to assist the Buyers under Rule 144, in tacking onto the holding period of the New Warrant the previous period RGC and the Buyers held the Warrant and to effect sales of the Warrant Shares under Rule 144 in a manner consistent with such tacked holding period.

                  j. EXPENSES. The Company shall pay Seventy-five Thousand Dollars ($75,000) of the legal fees and expenses owed by the Buyers to Fischbein-Badillo-Wagner-Harding and Fox, Carpenter, O'Neill that were incurred by the Buyers in connection with (i) the controversy and litigation between the Company and the Buyers and (ii) the negotiation and preparation of the Settlement Agreement, this Agreement, the New Note, the New Warrant and the Assignment. The Company shall make such payment directly to Fischbein-Badillo-Wagner-Harding who will distribute funds to Fox, Carpenter, O'Neill as appropriate. Except as set forth above in this Section 4(b), each of the parties to this Agreement shall bear their own expenses in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby.

                  k.       GOVERNING LAW; MISCELLANEOUS.

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to agreements made and to be performed in the State of Wisconsin (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Wisconsin with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  l. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  m. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  n. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  o. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the New Notes, the New Warrants and the Assignment contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  p. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    ARI Network Services, Inc.
                                    11425 W. Lake Park Drive, Suite 900
                                    Milwaukee, Wisconsin 53224-3025
                                    Attention: Brian E. Dearing
                                    Facsimile: (414) 973-4620

                           With copy to:

                                    Mark C. Witt, Esq.
                                    Godfrey & Kahn
                                    780 N. Water Street
                                    Milwaukee, Wisconsin 53202-3149
                                    Facsimile: (414) 273-5198

                           If to Buyers:

                                    c/o Taglich Brothers, Inc.
                                    1370 Avenue of the Americas, 31st Floor
                                    New York, NY 10019
                                    Attention: Michael Taglich
                                    Facsimile: (212) 265-4744

                           With copy to:

                                    Joseph Cannella, Esq.
                                    Fischbein-Badillo-Wagner-Harding
                                    909 Third Avenue, 17th Floor
                                    New York, NY 10022-4731
                                    Facsimile: (212) 644-7485

         Each party shall provide notice to the other party of any change in address.

                  q. SUCCESSORS AND ASSIGNS. The Buyers may not assign any of their rights or delegate any of their obligations hereunder without the prior written consent of the Company, and any such assignment or delegation without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

                  r. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  s. SURVIVAL. The representations and warranties of the parties set forth herein and the agreements and covenants set forth herein shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the parties hereto.

                  t. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the execution and delivery of any documents, instruments or filings necessary to give effect to the Assignment.

                  u. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:                                        BUYERS:

ARI NETWORK SERVICES, INC.                      ARI NETWORK SERVICES PARTNERS
                                                By: TAGLICH BROTHERS, INC.

By: /s/ Brian Dearing                           By: /s/ Michael Taglich
    -------------------------------------           ----------------------------
     Brian Dearing,                                  Michael Taglich
     Chairman and Chief Executive Officer            Managing Partner

                                                 DOLPHIN OFFSHORE PARTNERS, LP

                                                 By: /s/ Peter E. Salas
                                                     ---------------------------

                                                 Name: Peter E. Salas

                                                 Title: General Partner

                                                 SDS MERCHANT FUND, LP

                                                 By: /s/ Steve Derby
                                                     ---------------------------

                                                 Name: Steve Derby

                                                 Title: Managing Member

                                   SCHEDULE I

 SCHEDULE OF PAYEES AND AMOUNTS PURSUANT TO SECTION 1.b.i. OF EXCHANGE AGREEMENT

                  PAYEE                                                                               AMOUNT
         ------------------------------                                                           -------------
1.       Bertsch, John                                                                            $   20,562.75

2.       Dolphin Offshore Partners, LP                                                            $  184,036.75

3.       SDS Merchant Fund, LP                                                                    $  102,813.84

4.       Taglich Brothers, Inc.                                                                   $   25,000.35

5.       Dragon Coer LLC                                                                          $   41,125.50

6.       Shadow Capital LLC                                                                       $   20,562.75

7.       E. Michael Metz                                                                          $   23,647.16

8.       Dunham, Michael                                                                          $   20,562.75

9.       Fortin, Dennis                                                                           $   20,562.75

10.      Taglich, Michael                                                                         $   19,791.63

11.      Taglich, Robert                                                                          $   19,791.63

12.      Brunone, Michael                                                                         $      514.05

13.      Oh, Richard                                                                              $    1,028.09

         TOTAL                                                                                    $  500,000.00

                                   SCHEDULE II

    SCHEDULE OF HOLDERS AND PRINCIPAL AMOUNTS OF NEW NOTES ISSUED PURSUANT TO
                      SECTION 1.b.ii. OF EXCHANGE AGREEMENT

                                                                                               PRINCIPAL AMOUNT OF
               HOLDER                                                                                NEW NOTE
         ------------------------------                                                        ----------------------
1.       Bertsch, John                                                                           $   164,502.00

2.       Dolphin Offshore Partners, LP                                                           $ 1,472,294.00

3.       SDS Merchant Fund, LP                                                                   $   822,510.76

4.       Dragon Coer LLC                                                                         $   329,004.00

5.       Shadow Capital LLC                                                                      $   164,502.00

6.       E. Michael Metz                                                                         $   189,177.30

7.       Dunham, Michael                                                                         $   164,502.00

8.       Fortin, Dennis                                                                          $   164,502.00

9.       Taglich, Michael                                                                        $   206,461.08

10.      Taglich, Robert                                                                         $   206,458.00

11.      Brunone, Michael                                                                        $     5,362.36

12.      Oh, Richard                                                                             $    10,724.50

                                                                                                 --------------
         TOTAL                                                                                   $ 3,900,000.00

                                  SCHEDULE II A

       SCHEDULE OF HOLDERS AND AMOUNT OF QUARTERLY PRINCIPAL PAYMENTS FROM MARCH 31, 2004 THROUGH DECEMBER 31, 2005 ON NEW NOTES ISSUED PURSUANT TO
                      SECTION 1.b.ii. OF EXCHANGE AGREEMENT

               HOLDER                                                                            AMOUNT OF PAYMENT
         -----------------------------                                                           -----------------
1.       Bertsch, John                                                                              $  8,436.00

2.       Dolphin Offshore Partners, LP                                                              $ 75,502.26

3.       SDS Merchant Fund, LP                                                                      $ 42,180.04

4.       Dragon Coer LLC                                                                            $ 16,872.00

5.       Shadow Capital LLC                                                                         $  8,436.00

6.       E. Michael Metz                                                                            $  9,701.40

7.       Dunham, Michael                                                                            $  8,436.00

8.       Fortin, Dennis                                                                             $  8,436.00

9.       Taglich, Michael                                                                           $ 10,587.75

10.      Taglich, Robert                                                                            $ 10,587.59

11.      Brunone, Michael                                                                           $    274.99

12.      Oh, Richard                                                                                $    549.97

                                                                                                    -----------
         TOTAL                                                                                      $200,000.00

                                  SCHEDULE II B

   SCHEDULE OF HOLDERS AND AMOUNT OF QUARTERLY PRINCIPAL PAYMENTS BEGINNING ON MARCH 31, 2006 ON NEW NOTES ISSUED PURSUANT TO SECTION 1.b.ii. OF EXCHANGE
                                    AGREEMENT

                   HOLDER                                                                        AMOUNT OF PAYMENT
         -----------------------------                                                           -----------------

1.       Bertsch, John                                                                              $ 12,654.00

2.       Dolphin Offshore Partners, LP                                                              $113,253.39

3.       SDS Merchant Fund, LP                                                                      $ 63,270.06

4.       Dragon Coer LLC                                                                            $ 25,308.00

5.       Shadow Capital LLC                                                                         $ 12,654.00

6.       E. Michael Metz                                                                            $ 14,552.10

7.       Dunham, Michael                                                                            $ 12,654.00

8.       Fortin, Dennis                                                                             $ 12,654.00

9.       Taglich, Michael                                                                           $ 15,881.62

10.      Taglich, Robert                                                                            $ 15,881.39

11.      Brunone, Michael                                                                           $    412.49

12.      Oh, Richard                                                                                $    824.96

                                                                                                    -----------
         TOTAL                                                                                      $300,000.00

                                  SCHEDULE III

     SCHEDULE OF HOLDERS AND NUMBER OF SHARES OF COMMON STOCK COVERED BY NEW
       WARRANTS ISSUED PURSUANT TO SECTION 1.b.iii. OF EXCHANGE AGREEMENT

                                                                                               NUMBER OF SHARES OF
                                                                                                  COMMON STOCK
                                                                                                 COVERED BY NEW
                  PAYEE                                                                              WARRANT
         -----------------------------                                                         -------------------
1.       Bertsch, John                                                                                10,823

2.       Dolphin Offshore Partners, LP                                                                96,861

3.       SDS Merchant Fund, LP                                                                        54,113

4.       Dragon Coer LLC                                                                              21,645

5.       Shadow Capital LLC                                                                           10,823

6.       E. Michael Metz                                                                              12,446

7.       Dunham, Michael                                                                              10,823

8.       Fortin, Dennis                                                                               10,823

9.       Taglich, Michael                                                                             10,414

10.      Taglich, Robert                                                                              10,417

11.      Brunone, Michael                                                                                271

12.      Oh, Richard                                                                                     541

                                                                                                     -------
         TOTAL                                                                                       250,000

                                                                    EXHIBIT B TO
                                                              EXCHANGE AGREEMENT

         THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THAT EXCHANGE AGREEMENT DATED AS OF APRIL 24, 2003 BY AND AMONG THE PARTIES REFERENCED BELOW, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                               Right to Purchase
                                                         Shares of Common Stock,
                                                                 $.001 par value

                           ARI NETWORK SERVICES, INC.
                          COMMON STOCK PURCHASE WARRANT

--------------------------------------------------------------------------------
HOLDER
--------------------------------------------------------------------------------
HOLDER'S ADDRESS
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HOLDER'S COUNSEL                        None.
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NUMBER OF WARRANT SHARES
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

         THIS CERTIFIES THAT, for value received, the Holder named above ("HOLDER"), or its registered and permitted assigns, is entitled to purchase from ARI Network Services, Inc., a Wisconsin corporation (the "COMPANY"), at any time or from time to time during the Exercise Period (as defined in Section 2(a)), that number of whole shares set forth above opposite the term "Number of Warrant Shares" of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK"), at an exercise price of $1.00 per share (the "EXERCISE PRICE"). The term "WARRANT SHARES," as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 6 hereof. This Warrant is one of a series of Warrants providing for the purchase by the Holders of such Warrants of an aggregate of 250,000 Warrant Shares, issued pursuant to that certain Exchange Agreement, dated April 24, 2003, by and among the Company and ARI Network Services Partners, Dolphin Offshore Partners, LP, SDS Merchant Fund, LP and Taglich Brothers, Inc. (the "EXCHANGE AGREEMENT").

         This Warrant is subject to the following terms, provisions, and conditions:

         1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) delivery to the Company of a written notice of an election to effect a Debt Retirement Exercise (as defined in Section 2(b)) for the Warrant Shares specified in the Exercise Agreement; (ii) delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 2(c)) for the Warrant Shares specified in the Exercise Agreement; or (iii) by payment in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement (a "CASH EXERCISE"). The Warrant Shares so purchased shall be deemed to be issued to the Holder, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares (or when a Debt Retirement Exercise or a Cashless Exercise has been made) as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         2.       EXERCISE.

                  (a) EXERCISE PERIOD. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Exchange Agreement (the "ISSUE DATE") and before 5:00 p.m., Milwaukee, Wisconsin time on the third (3rd) anniversary of the earliest date on which all outstanding principal and interest due under the Promissory Note issued by the Company to the Holder named above on April 24, 2003 (whether or not such Promissory Note has been assigned) pursuant to the Exchange Agreement on the date hereof pursuant to the Exchange Agreement (the "NOTE") is paid in full (the "EXERCISE PERIOD").

                  (b) DEBT RETIREMENT EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to retire an amount of outstanding principal owed to the Holder by the Company under Promissory Note issued pursuant to the Exchange Agreement which is owned (either by original issuance or assignment) by the Holder, which amount shall be equal to the Exercise Price, in lieu of paying the Exercise Price in cash (a "DEBT RETIREMENT EXERCISE"). In the event of a Debt Retirement Exercise, the Holder shall so indicate in the Exercise Agreement and surrender this Warrant to the Company.

                  (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price (as defined below) per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. "MARKET PRICE", as of any date, means: (i) the average of the last reported sale prices for the shares of Common Stock on the Over-the-Counter Bulletin Board (the "OTC BB") for the five (5) trading days immediately preceding such date as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company ("BLOOMBERG"), or (ii) if the OTC BB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal securities exchange or trading market where the Common Stock is listed or traded during the same period as reported by Bloomberg, or (iii) if no last sale price of the Common Stock is available in any of the foregoing manners, the average of the bid prices of any market makers for the Common Stock that are listed in the "pink sheets" by the National Quotation Bureau, Inc. or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company.

                  (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

                  (e) MODES OF EXERCISE MAY BE COMBINED. Nothing in this Warrant shall prevent the Holder from effecting, in the same transaction or in a series of transactions, a Debt Retirement Exercise, a Cashless Exercise, or a Cash Exercise, or a combination of any of the foregoing, provided, that in each case such exercise is effected otherwise in accordance with all of the terms and provisions hereof.

         3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

                  (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and, subject to Wisconsin Statute Section 180.0622(2)(b), nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

                  (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (c) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. The Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and, subject to Wisconsin Statute Section 180.0622(2)(b), nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (d) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

         4. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder represents and warrants to the Company that:

                  (a) INVESTMENT PURPOSE. As of the date hereof, the Holder is obtaining this Warrant and the Warrant Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended the ("1933 ACT"); provided, however, that by making the representations herein, Holder does not agree to hold this Warrant or the Warrant Shares, for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to an exemption under the 1933 Act and subject to the provisions set forth in Section 9.

                  (b) TRANSFER OR RE-SALE. Holder understands that (i) the sale or re-sale of this Warrant and the Warrant Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Warrant and the Warrant Shares may not be transferred except in compliance with the provisions of Section 9 and (ii) this Warrant, and certificates representing the Warrant Shares issued upon exercise of this Warrant, shall bear a legend as provided in Section 9(b) until such legend is removed pursuant to such Section.

                  (c) AUTHORIZATION; ENFORCEMENT. The execution and delivery of this Warrant has been duly and validly authorized by the Holder. This Warrant has been duly executed and delivered on behalf of the Holder, and this Warrant constitutes the valid and binding agreement of the Holder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder that:

                  (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Warrant and to consummate the transactions contemplated hereby and to issue and deliver this Warrant in accordance with the terms hereof,

(ii) the execution and delivery of this Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company through its Board of Directors, (iii) this Warrant has been duly executed and delivered by the Company, and (iv) this Warrant constitutes, and upon execution and delivery by the Company of this Warrant, such instrument will constitute, a legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

         6. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the Number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

                  (a) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. Except as otherwise provided in Section 6(c), below, and except as set forth in Section 6(b)(vi), below, if and whenever on or after the Issue Date, the Company issues or sells any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses, commissions, underwriting discounts or allowances in connection therewith) less than the Exercise Price in effect on the date of issuance of such Common Stock (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration (as calculated pursuant to Section 6(b)(v), below) received by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock outstanding immediately after the Dilutive Issuance.

                  (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 6(a) hereof, the following will be applicable:

                           (i)      ISSUANCE OF RIGHTS OR OPTIONS. If the
Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                           (ii)     ISSUANCE OF CONVERTIBLE SECURITIES. If the
Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (iii)    CHANGE IN OPTION PRICE OR CONVERSION RATE.
If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (iv)     TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (v)      CALCULATION OF CONSIDERATION RECEIVED. If
any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts, allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. Subject to Section 6(b)(vi), below, in case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                           (vi)     EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE.
No adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under the ARI Network Services, Inc. 2000 Stock Option Plan (the "2000 Plan") or any other employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options pursuant to a plan other than the 2000 Plan is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the exercise of any Warrants issued pursuant to the Exchange Agreement; (iv) upon issuance of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act); and
(v) upon issuance of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic alliance, relationship, partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company.

                  (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of its Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of its Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

                  (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (e) RECAPITALIZATIONS AND CERTAIN DISTRIBUTIONS. If at any time or from time to time (i) there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for in Section
6), or (ii) the Company shall declare a distribution payable in securities of the Company or of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant for the purchase of all or any of the Warrant Shares, to receive the amount of such shares of stock or other securities or property of the Company or such other person which would have been payable to the Holder had the Holder been the holder of such Warrant Shares on the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         7. COSTS AND EXPENSES OF ISSUANCE AND ISSUANCE TAXES. The Company shall bear any issuance tax or other costs in respect of the issuance of certificates for Warrant Shares to Holder upon the exercise of this Warrant, and such issuance shall be made without charge to the Holder or such Warrant Shares therefor. Notwithstanding the foregoing, the Company shall not be required to bear any issuance tax or other costs that may be payable in respect of (i) any transfer of this Warrant or (ii) any issuance of Warrant Shares upon the exercise hereof in a name other than that of the Holder named above and, in such case, the Company may condition its consent to such transfer, or condition its issuance of Warrant Shares in a name other than that of the Holder named above, upon the proper payment of or provision for such taxes and costs.

         8. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         9.       TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

                  (a) LEGAL RESTRICTIONS ON TRANSFER. The sale or resale of this Warrant and the Warrant Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Warrant and the Warrant Shares may not be transferred unless (a) the Holder shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Warrant and the Warrant Shares may be sold or transferred pursuant to an exemption from the registration requirements of the 1933 Act; or (b) the Warrant and the Warrant Shares are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act or a successor rule ("RULE 144")) of the Holder who agrees to sell or otherwise transfer the Warrant and the Warrant Shares only in accordance with this Section 9(a) and who is an Accredited Investor under the 1933 Act; or (c) the Holder shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Warrant and the Warrant Shares may be sold or transferred without registration under Rule 144. Any sale of the Warrant and the Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Warrant and the Warrant Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (b) LEGENDS. Until such time as the Warrant and the Warrant Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Warrant Shares):

                  "The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that (i) registration is not required under said Act or (ii) the securities may be sold without registration pursuant to Rule 144 under said Act."

The legend set forth above shall be removed and the Company shall issue the Warrant Shares upon which it is stamped without such legend to the Holder, if, unless otherwise required by applicable state securities laws: (i) such Warrant Shares are registered for sale under an effective registration statement filed under the 1933 Act; or (ii) the Holder provides (at the Holder's expense) the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (a) a re-sale or transfer of the Warrant Shares may be made without registration under the 1933 Act or (b) the Warrant Shares may be sold pursuant to Rule 144 without any restrictions as to the number of securities as of a particular date that can then be immediately sold.

                  (c) FURTHER RESTRICTION ON TRANSFER. This Warrant and the rights of Holder hereunder, are transferable, in whole or in part (and if in part, subject to the second proviso appearing at the end of this sentence), upon surrender of this Warrant to the Company for cancellation, together with a properly executed assignment in a form approved by the Company, at the office or agency of the Company referred to in Section 10, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 9(a), provided, further, that the Holder may effect a partial transfer or assignment of this Warrant only upon the express written consent of the Company, which consent shall not be unreasonably withheld.

                  (d) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  (e) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered for resale under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion or letter described in Section 9(e)(i) or (ii), above, shall be required with respect to a Cashless Exercise or a Debt Retirement Exercise of this Warrant if the Holder of this Warrant obtained prior to such exercise an opinion of counsel described in (and in compliance with) Section 9(a), above, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act.

                  (f) DEFINITION OF HOLDER UPON TRANSFER. Upon any transfer of this Warrant permitted hereunder, the term "Holder" as used hereunder shall mean the transferee holder of this Warrant (or portion of this Warrant if permitted by the Company as set forth above); provided, that notwithstanding any transfer of this entire Warrant or a portion hereof, the term "Holder named above" used in this Warrant always shall mean the Holder identified by name in the table on the first page of this Warrant.

         10. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                (a)     IF TO THE COMPANY:

                                    ARI Network Services, Inc.
                                    11425 W. Lake Park Drive, Suite 900
                                    Milwaukee, Wisconsin 53224-3025
                                    Attention: Brian E. Dearing
                                    Facsimile: (414) 973-4620

                           With copy to:

                                    Mark C. Witt, Esq.
                                    Godfrey & Kahn
                                    780 N. Water Street
                                    Milwaukee, Wisconsin 53202-3149
                                    Facsimile: (414) 273-5198

                  (b) IF TO HOLDER: To the Holder's Address set forth on the first page hereof, and, if a name and address of Holder's Counsel is set forth on the first page hereof, a copy to such Holder's Counsel.

                  (c) NOTICE OF ADDRESS CHANGE. Each party shall provide written notice to the other party of any change in address.

         11. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF WISCONSIN (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN WISCONSIN WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

         12.      MISCELLANEOUS.

                  (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

                  (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) REMEDIES CUMULATIVE. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (d) TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Holders, for the Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon exercise of this Warrant (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 12(d), and stop transfer instructions to give effect to Section 1(b) of the Exchange Agreement (prior to registration of the Warrant Shares under the 1933 Act or the date on which the Warrant Shares are sold pursuant to Rule 144), will be given by the Company to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Warrant Shares are made without registration under the 1933 Act and such sale or transfer is effected, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by the Holder.

                  (e) SURVIVAL. The representations and warranties of the parties set forth herein and the agreements and covenants set forth herein shall survive the date of this Warrant notwithstanding any due diligence investigation conducted by or on behalf of the parties hereto.

                  (f) SIGNATURES BY FACSIMILE. This Warrant, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Warrant bearing the signature of the party so delivering this Warrant.

                  (g) SEVERABILITY. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

                  (h) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

                  (i) THIRD PARTY BENEFICIARIES. This Warrant is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

                  (k) NO STRICT CONSTRUCTION. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       ARI NETWORK SERVICES, INC.
                                       a Wisconsin corporation

                                       By: _________________________________
                                           Brian Dearing,
                                           Chairman and Chief Executive Officer

Acknowledged and agreed to:            Dated as of April 24, 2003

____________________________________   (HOLDER)

By: ________________________________
Name: ______________________________
Title ______________________________

                                                                    EXHIBIT B TO
                                                              EXCHANGE AGREEMENT

                           FORM OF EXERCISE AGREEMENT

                                                               Dated:_____, 200_

To: ARI Network Services, Inc.

         The undersigned Holder, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant:

         (please check the appropriate blank)

         - ________ by retirement of $__________ of principal under the Note;

         - ________ in cash or by certified or official bank check in the amount of $________;

         - ________ or, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with the Warrant) equal to $_________.

         Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

                                      Name:____________________________________

                                      Signature: ______________________________
                                      Address: ________________________________
                                      _________________________________________
                                      Note: The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                                   ____________________________________ (HOLDER)

                                   By: ________________________________
                                   Name: ______________________________
                                   Title ______________________________